Exhibit 10.34
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
2007 MANAGEMENT STOCK PURCHASE PLAN (NON-U.S.)
TERMS AND CONDITIONS
1. Deferral Election.
     Any Eligible Employee selected by the Committee may irrevocably elect to defer any whole percentage up to 100% of the bonus payable to him or her under the Company’s Senior Executive Incentive Compensation Plan or Management Incentive Compensation Plan in the first quarter of 2007 by electronically submitting an online election to that effect (a “Deferral Election”) on the appropriate screen following these Terms and Conditions. An Eligible Employee who makes a Deferral Election shall be a Participant.
2. Restricted Stock Units.
(a)	In consideration for the Participant’s Deferral Election, the Participant shall be credited as of March 15, 2007, with Restricted Stock Units at a discounted price (the “Discount Rate”) as provided in the following table:

Total dollar amount of Participant’s Deferral Election,
expressed as a percentage of the Participant’s base salary
as of January 1, 2007:	Applicable Discount Rate:
15% or less	20%
Over 15% and up to 100%	30%
Over 100%	20%
(b)	The total number of Restricted Stock Units credited to a Participant under the Plan will be determined according to the following calculation:
(i)	the dollar amount of the Participant’s Deferral Election that does not exceed 15% of the Participant’s base salary, divided by the product of (A) the average closing Fair Market Value over the last five trading days in 2006 (December 22, 26, 27, 28 and 29) (the “Average FMV”) multiplied by (B) 80%; plus

(ii)	the dollar amount of the Participant’s Deferral Election over 15% and up to 100% of the Participant’s base salary, divided by the product of (A) the Average FMV multiplied by (B) 70%; plus

(iii)	the dollar amount of the Participant’s Deferral Election over 100% of the Participant’s base salary, divided by the product of (A) the Average FMV multiplied by (B) 80%.
3. Restriction Period.
     The Restriction Period under this Agreement shall be the three-year period commencing on March 15, 2007, and ending on March 14, 2010.
4. Dividend Equivalents.
     If the Company declares a cash dividend on Shares, the Participant shall be credited with dividend equivalents as of the payment date for the dividend equal to the amount of the cash dividend per Share multiplied by the Restricted Stock Units credited to the Participant under Section 2(b) as of the record date. Dividend equivalents shall be credited to a notional account established for the Participant (the “Dividend Equivalent Account”). Interest shall be credited to the Participant’s Dividend Equivalent Account, compounded monthly, until payment of such account to the Participant. The rate of such interest shall be the Prime Rate of interest as reported by the Midwest edition of The Wall Street Journal on the second business day of each calendar quarter.
5. Timing and Form of Payout.
     Except as provided in Sections 6, 7 or 8, after the end of the Restriction Period, the Participant shall be entitled to receive a number of Shares equal to the number of Restricted Stock Units credited to the Participant under Section 2(b) and a cash payment equal to the amount credited to the Participant’s Dividend Equivalent Account under Section 4. Delivery of such Shares shall be made as soon as administratively feasible after the end of the Restriction Period or such later date as may have been elected by the Participant under Section 9. Delivery of the cash payment of any amount credited to the Participant’s Dividend Equivalent Account shall be made on or about the date the Restricted Stock Units are distributed to the Participant.
6. Termination of Employment Due to Death, End of Service or Disability.
(a)	Before March 15, 2007.

A Participant who ceases to be an employee prior to March 15, 2007, by reason of death, End of Service or Disability shall be terminated from the Plan, and his or her Deferral Election shall be cancelled.

(b)	After March 14, 2007 but Before January 1, 2008.

If the Participant ceases to be an employee after March 14, 2007, but prior to January 1, 2008, by reason of death, End of Service or Disability, the Participant (or in the case of the Participant’s death, the Participant’s beneficiary) shall be entitled to receive a number of Shares equal to the number of Restricted Stock Units credited to the Participant under Section 2(b).

(c)	After December 31, 2007.

If the Participant ceases to be an employee after December 31, 2007, but prior to the end of the Restriction Period by reason of death, End of Service, or Disability, the Participant (or in the case of the Participant’s death, the Participant’s beneficiary) shall be entitled to receive a number of Shares equal to the number of Restricted Stock Units credited to the Participant under Section 2(b) and a cash payment equal to the Participant’s Dividend Equivalent Account under Section 4.

(d)	Beneficiary.

Any distribution made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant pursuant to Article 11 of the Plan to receive the Participant’s Shares and any cash payment under this Agreement. If the Participant’s beneficiary predeceases the Participant or no beneficiary has been designated, distribution of the Participant’s Shares and any cash payment shall be made to the Participant’s surviving spouse and, if none, to the Participant’s estate.

(e)	End of Service.

An employee’s “End of Service” means his or her retirement after attaining age 55 and completing ten years of service (as defined in the Lear Corporation Pension Plan, regardless of whether the employee participates in such plan).
7. Involuntary Termination Other Than For Cause.
(a)	Before March 15, 2007.

A Participant whose employment involuntarily terminates other than for Cause or for any reason described in Section 6 prior to March 15, 2007, shall be terminated from the Plan, and his or her Deferral Election shall be cancelled.

(b)	After March 14, 2007 but Before January 1, 2008.

A Participant whose employment involuntarily terminates other than for Cause or for any reason described in Section 6 after March 14, 2007, but prior to January 1, 2008, shall be entitled to receive a number of Shares equal to the sum of (i) and (ii):
(i)	the number of Restricted Stock Units credited to the Participant under Section 2(b) multiplied by a fraction, the numerator of which is the Elapsed Months, and the denominator of which is 36; and

(ii)	the lesser of:
(A)	the quotient of (i) the amount of bonus deferred in the Participant’s Deferral Election multiplied by a fraction, the numerator of which is 36 minus the Elapsed Months, and the denominator of which is 36, divided by (ii) the Fair Market Value of a Share on the date the Participant ceases to be an employee, or

(B)	the number of Restricted Stock Units determined under Section 2(b) multiplied by a fraction, the numerator of which is 36 minus the Elapsed Months, and the denominator of which is 36.
(c)	After December 31, 2007.

A Participant whose employment involuntarily terminates other than for Cause or for any reason described in Section 6 after December 31, 2007, but prior to the end of the Restriction Period shall be entitled to receive a number of Shares equal to the sum of (i) and (ii):
(i)	the number of the Restricted Stock Units credited to the Participant under Section 2(b) multiplied by a fraction, the numerator of which is the Elapsed Months, and the denominator of which is 36, and

(ii)	the lesser of:
(A)	the quotient of (i) the total amount deferred in the Participant’s Deferral Election multiplied by a fraction, the numerator of which is 36 minus the Elapsed Months, and the denominator of which is 36, divided by (ii) the Fair Market Value of a Share on the date the Participant ceases to be an employee, or

(B)	the number of Restricted Stock Units determined under Section 2(b) multiplied by a fraction, the numerator of which is 36 minus the Elapsed Months, and the denominator of which is 36.
8. Termination of Employment for Any Other Reason.
(a)	Before March 15, 2007.

A Participant whose employment terminates for any reason other than those described in Sections 6 and 7 prior to March 15, 2007, shall be terminated from the Plan, and his or her Deferral Election shall be cancelled.

(b)	After March 14, 2007 But Before January 1, 2008.

A Participant whose employment terminates for any reason other than those described in Sections 6 and 7 after March 14, 2007, but prior to January 1, 2008, shall be entitled to receive a number of Shares equal to:
(i)	the lesser of:
(A)	the amount of bonus deferred in the Participant’s Deferral Election divided by the Fair Market Value of a Share on the date the Participant ceases to be an employee, or

(B)	the number of Restricted Stock Units credited to the Participant under Section 2(b).

(c)	After December 31, 2007.

A Participant whose employment terminates for any reason other than those described in Sections 6 and 7 after December 31, 2007, but prior to the end of the Restriction Period shall be entitled to receive a number of Shares equal to the lesser of: the total amount deferred in the Participant’s Deferral Election divided by the Fair Market Value of a Share on the date the Participant ceases to be an employee; or (ii) the number of Restricted Stock Units credited to the Participant under Section 2(b).
9. Election to Defer Beyond Restriction Period.
     The Participant may elect to defer delivery of any or all Shares due to him or her hereunder to a date after the Restriction Period expires by properly filing with the Committee a timely irrevocable deferral election. In his or her election to defer, the Participant may choose between deferral to a particular calendar year, deferral until termination of employment, or deferral until the year following his or her termination of employment, but in no event may the Participant defer delivery of a Share more than ten years beyond the expiration of the Restriction Period under Section 3. If a Participant terminates employment with the Company and all Affiliates for any reason other than End of Service (i) after the Restriction Period expires and (ii) before the calendar year specified in a deferral election, then he or she will be deemed to have elected to defer delivery to the calendar year following his or her termination of employment. In addition, if the Participant dies while employed with the Company or any Affiliate, any Shares remaining to be paid in respect of this Agreement will be paid to his or her beneficiary designated under the Plan as soon as practicable, regardless of any outstanding election to defer. Shares whose receipt is deferred under this Section 9 will be delivered on or about March 15 of the year to which they were deferred.
10. Assignment and Transfers.
     The rights and interests of the Participant hereunder may not be assigned, encumbered or transferred except, in the event of the death of the Participant, by will or the laws of descent and distribution.
11. Withholding Tax.
     The Company and any Affiliate shall have the right to retain Shares that are distributable to the Participant hereunder to the extent necessary to satisfy any withholding taxes, whether federal, state or local, triggered by the distribution of Shares under this Agreement.

12. No Limitation on Rights of the Company.
     The grant hereunder shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
13. Plan, Terms and Conditions, and Deferral Election Not a Contract of Employment.
     Neither the Plan, the Terms and Conditions, nor the Deferral Election is a contract of employment, and no terms of employment of the Participant shall be affected in any way by the Plan, the Terms and Conditions, the Deferral Election or related instruments, except as specifically provided therein. Neither the establishment of the Plan, the Terms and Conditions, nor the Deferral Election shall be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall they interfere with the right of the Company or any Affiliate to discharge the Participant and to treat the Participant without regard to the effect that such treatment might have upon the Participant as a Participant.
14. Participant to Not Have Rights as a Stockholder.
     The Participant shall not have rights as a stockholder with respect to any Shares subject to the Deferral Election prior to the date on which he or she is recorded as the holder of such Shares on the records of the Company.
15. Notice.
     Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48034, Attention: General Counsel and, in the case of the Participant, to his or her address set forth in the Deferral Election or, in each case, to such other address as may be designated in a notice given in accordance with this Section.
16. Governing Law.
     This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
17. Plan Document Controls.
     Any term capitalized herein but not defined shall have the meaning set forth in the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”). Participants may obtain a copy of the Plan document upon request. These Terms and Conditions are intended to generally summarize the provisions of the MSPP. They do not alter the terms of the Plan document. The rights herein granted are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully herein. In the event that the terms set forth herein conflict with the terms of the Plan document, the Plan document shall control.